STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF FORMATION

OF

UBS CREDIT RECOVERY FUND, L.L.C.

Under Section 18-202 of the Delaware
Limited Liability Company Act

The undersigned, being the manager of the limited liability company under Section 18-202 of the Limited Liability Company Act of the State of Delaware, hereby certifies:

FIRST:      The name of the limited liability company is UBS Credit Recovery Fund, L.L.C. (the "Company").

SECOND:  The first certification of the Certificate of Formation of the Company as filed with the Secretary of State of Delaware on April 30, 2002, as amended May 24, 2002, June 10, 2003 and February 20, 2007, is hereby deleted in its entirety and replaced with the following:

FIRST:       The name of the limited liability company is O'Connor Fund of Funds:  Long/Short Credit Strategies LLC (the "Company").

THIRD:           All other provisions of the Certificate of Formation of the Company shall remain in effect.

IN WITNESS WHEREOF, the undersigned has signed this Certificate on the 7th day of February 2011.

UBS CREDIT RECOVERY FUND, L.L.C.

By:	UBS ALTERNATIVE AND QUANTITATIVE INVESTMENTS LLC,
its Adviser

By:	/s/ Robert F. Aufenanger
Name: Robert F. Aufenanger
Title: Authorized Person